Exhibit 10.2

Agreement of Shareholding Acquisition

Party A:    Mr Tingyi Li, Mrs. Xiu Jiang  ( All Shareholders Legal Representative of Angesi Group , Seller)

  Address:   Shenzhen, China

  Tel: 0755-8939-2688   Fax:   0755-8939-2551

Party B:      ANV SECURITY GROUP (ASIAN) CO.,  LTD  (“Buyer”)

Registered Address: 11/F, AXA Center, 151 Gloucester Road, Wanchai, HongKong

Legal representative: WEIXING WANG

Tel: 001-604-277-6626, Fax: 001-604-277-6627

The Target Company:   Shenzhen Angesi Technology Co., Ltd,

Whereas:
1, The target company is a 10 mainly engaged in researching and developing of video surveillance equipment, production and sale China civil voluntary formulated private enterprises group. Its core enterprise is Shenzhen Angesi technology Co., Ltd, and the other nine companies issued their legal power of attorney, authorize Shenzhen Angesi technology Co., Ltd, to sign this shareholding acquisition agreement with Party B for them, and all concerned agreements have the same legal validity(Power of attorney are attached). Its main shareholders control, equity participate and the associate invested in 10 member companies located in Shenzhen, Beijing, Guangzhou, Dongguan, Changsha, Shanghai, Shijiazhuang, Shenyang, Jinan, China, ownership structure are different. The total sales volume of these 10 member companies in 2009 are estimated to RMB 300 million Yuan, net profit up to RMB15 million Yuan, and total assets in account book will be more than RMB 35 million Yuan.

2, Party A legally own 100% shareholdings of the target company, and plenipotentiary of Party A has been fully authorized to perform the power of dispose of 100% shareholdings of the target company.

3, Party B is a United States of American company which has been listed on OTCBB in stock market, it’s share is 33,190,071 in total, and its price is currently in circulation USD 0.75 per share.

4, Party B has been completed the Duty investigation on the 10 member companies of Party A, and basically satisfied with the investigation results.

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5, Party A agreed to transfer the 100% of the share of the target company to Part B, and Party B agree to accept the transaction.

Therefore, after significantly, sufficiently and friendly consulting, Party A and Party B concluded and agreed to abide by the acquisition agreement as provided below:

A.  Object transferred:
1.1 This a general agreement of 100% shareholdings of the target company transaction between Party A and Party B, and all other written or oral agreements refer to this agreement made between Party A and Party B, shall not inconsistent with this Agreement.

1.2 Party A agreed to transfer its legally owned 100% shareholdings of the target company and the whole rights and benefits of the shareholding to Party B according to the terms and conditions stipulated in this Agreement; Party B agreed to accept the former shareholdings and rights and benefits accordingly to the terms and conditions stipulated in this Agreement.

1.3 In connection with the price and payment conditions of the transaction of the shareholdings, it stipulates in Article IV of this Agreement, Party A and Party B will not sign any other agreement to stipulate it.

2, The transaction method
2.1 In order to better control of both transaction costs and risks, through mutual consultation and both Parties agree to implement this transaction as one-time carried out. After signing this agreement, Both Parties prepare to deal the transaction (100% of shareholdings and its whole rights and benefits) at one time, the deadline is February 1, 2010, both Parties agree to sign a supplemental agreement if special situation happens to stop the transaction before the deadline.

2.2  Through both Parties’ mutual consultation, as the headquarter of management in China, Change the name of Shenzhen Angesi Technology co., Ltd into ANV security group(China) Co., Ltd(tentative name). Before the changing procedure in Shenzhen Industrial and commercial administrative department, the former  stockholder of  the target company shall increase their registered capital from RMB 1million Yuan up to RMB 35million Yuan, and shall complete the asset assessment and verification procedures for new registered capital, all concerned for this action must be borne by the Party A; Than Party A sign the form required  shareholding transaction agreement which requested by the local Industrial and commercial administrative department with Party B with RMB35million Yuan registered capital transaction; then finally in accordance with the provisions of Chinese law, to apply foreign-capital project, to get approval and certification, and complete the procedure of  verification of registered capital of foreign sole enterprise, then ANV security group(China) co., Ltd(tentative name) realize its registration capital reach to RMB 35mmillion Yuan(converted into the equivalent Hong Kong dollars or U.S. dollars).

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2.3 After receiving the Certification of ANV security group(China) co., Ltd (tentative name) , this company will establish 9 non-independent branch companies to undertake the assess and business of the other 9 individual legal companies, and the other 9 companies will not change any shareholding and cancel their certification in their local Revenue and Industrial and commercial administrative department. Within the period specified in the State's cancellation procedures, the certification of cancellation must be delivered to Part B’s lawyer to verify, If exceeds the period, must report the Board of directors, and must proceed according to the instruction of the Board of directors.

3, The price of transaction
3.1 The price of transaction of 100% shareholdings of the target company is consulted by Party A and B as RMB 110million Yuan.

3.2 On condition the Party A ensures the following section 3.2.1, 3.2.2 of this agreement; the transaction price is RMB 110million Yuan.

3.2.1 After merging and integration, Shenzhen Angesi Technology co., Ltd of the target company, audit by the international accountant who assigned by the US Public company, the book value of its net assets must be not less than RMB 35million Yuan.

3.2.2  If the net assets of the target company is audited seriously inconsistent with Article 3.2.1 of this Agreement, that is the total net assets of the book value less than RMB 30million Yuan, Party B has the right to terminate this Agreement under the transaction or to continue to fulfill the right to trade.

3.3 If the target company's audited net assets is inconsistent with Article 3.2.1 of this Agreement, while Party B choose to carry out transactions under this Agreement, then the , the final turnover of the total amount of transactions under this Agreement shall be calculated as follows:

If the book value of net assets (A) of target company is audited less than RMB35million Yuan by January 31, 2010, then the total transaction value (P) shall be:
P = RMB110million × (A/RMB35million)

3.4 If the target company's audited net assets is inconsistent with Article 3.2.1 of this Agreement, less than RMB35million Yuan, and the Party A is not willing to reduce transaction prices, while Party B choose to carry out transactions under this Agreement, the Party AB has the right to request Party A to complement the balance by cash, fixed assets or goods.

4, Payment of the transaction

4.1 Both Parties agreed: Party B issue 32million new common stock at the most preferential price of 0.50 U.S. dollars per stock, the total price is 16 million U.S. dollars (equivalent to RMB110 million Yuan), pay to Party A as the transaction price of 100% stockholdings of the target company.

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4.2 After both parties signing this agreement and it becomes effective, Party A shall complete its 10 members with the assets merging and account coordinating by January 31, 2010, and notice to Party B when internally audit its total net assets reach RMB35million Yuan, then Party B will assign professional accountant to review and conform the accuracy of the financial reports provided by Party A without error, then both Parties tentatively schedule to deal change procedure at Shenzhen Industrial and commercial administration Department on February 1, 2010. Within one month of the completion of the new certification, Party B will arrange US accountant to audit the book ne assets value at Part A, but if not for the reason of this agreement, or other reasons identified by both parties, any party that violated the agreement to stop in halfway shall regard as a serious breach.

4.3 At the time the accountant from US complete the audition that Party A’s total net assets reaches RMB35million Yuan and or make up the difference  and reaches RMB35million Yuan, Party B will notify within 30 days to the U.S. stock depositories, and increase 32million new stock and consign to Party A or the shareholders assigned by Party A at one time, and these shareholders must provide Chinese ID and must be proved Party A’s shareholder.

5, Financial audit

5.1 When both parties signed this agreement and Party A complete its internal financial and law examination, Party B will assign US accountant, Lawyer and security trader come to Party A to investigate and review, Party A must  provide all necessary original license, certifications, contracts, financial books, assets and other original documents to the team to finish the audit work.

5.2 After the signing this Agreement, and the US audit team finish all audit and law review, if total book net assets value of Party A reaches RMB 35 Million Yuan and or after make up the difference reaches RMB 35Million Yuan, then all audit charge will be borne by Party B; If the total book net assets value of Party A is less than RMB 30 Million Yuan, and Party A cannot make up the difference, or forge activities is found during the audition, all expenses, charges of this audit including audit team’s travel expenses etc shall be borne by Party A.

6, The transaction of legal procedures

6.1 Both Parties agreed that the transaction date is the same day by acquiring the Certification of ANV security group (China) co., Ltd (tentative name) in Shenzhen.

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6.2 Since the beginning of the transaction date, Party A shall transfer all of the followings to Party B, and handle with every work with Party B for the transaction:

6.2.1 True and integrity assets list and financial reports;

6.2.2 True, accurate whole documents of products design, products specifications, production processes;

6.2.3 Sales channels, customer information, undertaking contracts and its rights;

6.2.4 Detail information of raw material, components supply channels as well as suppliers;

6.2.5 Detail inventory of materials and finished goods;

6.2.6 Trademarks, proprietary technologies and patents.

6.3 Since the beginning of the transaction date, the Board of Directors of Party B will assign new Board of directors, management team and related personnel to stay in the target company and participate in related management and business, basically, will remain the former management team.

6.4 According to Chinese law, all expenses of transferring shareholdings, changing, registration, will be borne by the newly registered company.

6.5 Any Party of this agreement fails to fulfill its obligations according to the agreement shall be deemed to breach of contract, and shall bear the responsibility of this breach.

7. Commitment of both Parties

7.1 legally qualified

7.1.1
Party A ensure that the target company to set up in accordance with Chinese law and effectively to survival, with their normal legitimate business license to operate all the required effective government approval, certificates and permits.

    7.1.2 Party A must ensure the shareholdings transfer to Part B stipulated in article 1 of this agreement are legally held and or have full authority of the right of disposition; and there is no any kind of restriction to this transaction, and no any recourse against any third party, otherwise, Party A shall take all economic and legal responsibility accordingly.

    7.1.3 Both Parties shall have the right to conclude and carry out this agreement,  and ensure that this agreement will be legally binding on both parties; and implement the agreement signed by both parties has obtained all necessary authorization, and the representative of signing this agreement of each party is authorized to sign this agreement and is legally binding.

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7.2 Financial Items

    7.2.1 Party A must disclosure comprehensive, truthful, and accurate financial report and accounting statements of the target company to the Party B, and must ensure that the assets and debits are true, complete, without missing, there is no misleading statements.

    7.2.2 Party A never gives false or misleading statements to Party B regarding target company’s assets, business status, conditions and business prospects.

7.3 The assets of the company

    7.3.1 Party A guaranteed not involving in uncompleted or may to be one side or their property is bounded and, litigation, arbitration, administrative penalties or other legal proceedings and that may impact the implementation of fulfilling its obligations under this Agreement.

    7.3.2 Party A ensure that the exception of the target Companies, there is no any other right for any third party to the assets of the target company, and no right to any potential controversy or dispute, nor is there any administrative, judiciary, compulsory acquisition of these assets, nor seizure, requisition, development and other proposals, notices, orders, decisions from Justice Department.

    7.3.3 Party A promised to take full responsibility to all debits, overdue wages and benefits  of the target company before its shareholdings transaction, and will guaranteed by personal assets.

7.4 Contract

    7.4.1 Party A stated that it informed and produced all the contracts implementing and will be performed to Party B before the signing of this Agreement.

    7.4.2 In addition to the contract described in the preceding paragraph, the target company has no other obligations of or abnormal, non-normal trading contracts, agreements and so on.

7.5 Party A state a commitment that within 5 years after the transaction of shareholdings and total assets, the former shareholders of the target company and the senior management team (see attached list) will no longer directly or indirectly engage in all business that may compete with ANV security group(China) co., ltd( tentative name), if they leave the company.

7.6 Party A promised to run the company smoothly after transfer all rights to Party B, maintain the stability of technical and business key persons.

7.7 Party A ensures that during the period of signing this Agreement and the time of changing business certification, the target company will not conduct any investment, debt, external security, asset transaction.

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7.8 Party A ensures that the production and operation of the target company will comply with the requirements of relevant national laws and regulations before the date of transaction.

7.9 Party A guarantee that the Sales turnover (S)  in 2010 of the target company will be not less than RMB 300Million Yuan,  and net profit (N) will be more than RMB 20 Million Yuan, total net assets in book value will be more than RMB 35Million Yuan. If failed,  Party A shareholder should unconditionally in accordance with the following formula to recalculate the value of the target company, and return a certain portion of its shareholdings of Party B, but do need to pay the penalty stipulated in Article 8.2 of  this Agreement..

The real Price (P) of the target company by December 31, 2010 shall be:
 P = RMB 110Million × (S/RMB30 million) X (N/RMB 20million ) X (A/RMB 35million)

7.10 Party B guarantee that it is a legal US OTCBB listed company.

7.11 Party B promised to after completion transaction of shareholdings, Party A may appoint three directors to the Group Board of Directors and participating major issues decision-making, and the Board of directors and senior management in Party A will be continuously employed..

7.12 Within one month after shareholdings transaction, Party B will invite US accountant to Shenzhen Angesi Technology co., Ltd to audit; and Party B promise to invest RMB 10Million Yuan to the new company  within one month after US accountant pass the audit, and RMB 5 Million Yuan invest in the second month, RMB 5Million Yuan more in the third month, and totally invest RMB 20 million Yuan as research and development and capital flow;  After changing of the shareholdings, new Board of directors meeting will be held to decide increasing new stock, financing plan, details shall be in accordance with the new business plan made by the new company.

7.13 Party B promised to extend and enlarge oversea sales market after changing the shareholdings, and bring new orders and opportunities to the new company.

7.14 After changing the shareholdings, Party B promised to guide Party A to form a more effective management team, and at the condition of Party A achieve the sales and profit target in 2010, Party B realize the plan to shift in to NASDAQ before Jun 30, 2011.

7.15 Party B promised to buy-back 3miilion common stocks from Party A within 90 days after the whole shareholdings transaction completion, and price is USD 0.50 per share, and the total value is 1.5 million U.S. dollars, any additional tax concerning to this buy-back will be borne by Party A; after this buy-back, total shareholdings at Party A reduce to 29million; there is no any change to Party A at its responsibilities, duties, obligations and all other issues agree to fulfill after this 3million common stocks buy-back.

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8, Responsibility of violation

After both parties signing this agreement:

8.1 Any Party to this Agreement break its commitments or any Party breaches stipulation and obligation and there is no effective remedial measure has been taken after written notice from the counter Party, the violation Party shall take the responsibility to pay penalty according to the stipulation of  Article 8.2.

8.2 Any Party who breaches this Agreement shall pay the penalty to the observed Party, the penalty is the 3% of total transaction value of this agreement.

9, Law application and dispute settlement

9.1 The Agreement and the compliance with applicable Chinese laws and in accordance with Chinese interpretation of the law.

9.2  Any dispute between Party A and Party B arising from this Agreement, shall firstly settle through friendly consultation. If the dispute last 60 days from the date of the occurrence and cannot be settled through friendly consultation, either party has the right to bring the dispute to the people's court for proceedings.

10 Other

10.1 Before  real transaction and disclosure to the public, members from each parties participating in shareholdings transition and assets transaction shall obligated to keep all issue concerning to this agreement as confidential.  And any one of any party leaks these confidences shall bear all the responsibility for its consequences.

10.2 If this Agreement to any one or more provisions in any applicable law be regarded as invalid, illegal or unenforceable, the remaining provisions of this agreement the validity, legality and enforceability will not be subject to any influence or its effectiveness will not be weakened.

10.3 Agreement in quadruplicate original, the Party A and Party B hold each two, and each of them shall have the same legal effect.  Issues and Matters not covered in this Agreement shall be settled by mutual-consultation.

The two Parties signature:

Party A: Shenzhen Angesi Technology Co., Ltd. (10 companies authorized representative) (seal)

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Legal Representative:/s/ Li Tingyi	Plenipotentiary:

Party B: ANV security group, Inc	(Seal)

Legal Representative: /s/ WILSON WANG	Plenipotentiary:

Time: Dec 24, 2009
Place: Shenzhen China

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